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                                                                    Exhibit 10.2

                               AMENDMENT NO. 2 TO
                         YORK INTERNATIONAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         York International Corporation (the "Employer") wishes to amend the York International Corporation Supplemental Executive Retirement Plan (the "Plan").

         Accordingly, as permitted under Section 7.04 of the Plan, the Plan hereby is amended effective March 26, 2003, as follows:

         1. Section 2.01 of the Plan is hereby amended in its entirety to read as follows:

                  "2.01. 'Actuarial Assumptions' shall mean the assumptions applicable to determine actuarial equivalence (for similar purposes) under the York International Corporation Pension Plan Number One, or successor plan thereto."

         2. Section 2.02 of the Plan is hereby amended in its entirety to read as follows:

                  "2.02 'Average Annual Compensation' shall mean the average annual Compensation of a Member over such Member's three (3) complete consecutive Years of Service contained within the five (5) complete consecutive Years of Service which immediately precedes the earliest of his retirement, death or other termination of employment, as the case may be, which produce the highest average. In the event a Member's entire period of employment consists of less than three (3) complete consecutive Years of Service, his Average Annual Compensation shall be determined by averaging (on an annual basis) his Compensation during his entire period of employment with the Employer. Average Annual Compensation shall be calculated with respect to actual Years of Service and not with respect to any Years of Service deemed to be credited to the Member pursuant to Section 3.03 hereof."

         3. Section 2.03 of the Plan is hereby amended in its entirety to read as follows:

                  "2.03 'Beneficiary' shall mean any person(s), trust(s) or other entities, the Member designates, in accordance with procedures established by the Committee, to receive any benefits under the Plan after the death of the Member; provided, however, that if no Beneficiary has been properly designated or survives the Member, any amounts payable upon the Beneficiary's death shall be paid to the Member's estate."

         4. A new Section 2.04A is hereby added to the Plan to read as follows:

                  "2.04A 'Change in Control' shall mean:

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                           (a)      The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) (a 'Person') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding shares of common stock of the Corporation (the 'Outstanding Company Common Stock'); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
                  Control: (i) any acquisition directly from the Corporation,
                  (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and
                  (B) of subsection (c) hereof; or

                           (b) Individuals who, as of the effective date of Amendment No. 3 to the Plan, constitute the Board of Directors (the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors; or

                           (c) Consummation of a reorganization, merger or consolidation involving the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation (a 'Business Combination'), in each case, unless, following such Business Combination, (A) either (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board as of the effective date of Amendment No. 3 to the Plan, or at the time of the action of the

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                  Board of Directors, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

                           (d) A complete liquidation or dissolution of the Corporation."

         5. Section 3.03 of the Plan is hereby amended in its entirety to read as follows:

                  "3.03    Credited Service as a Member.

                           (a) A Member shall be credited for each Year of Service completed with the Employer.

                           (b) A Member may be credited with additional Years of Service as specified in his Membership Agreement. Years of Service credited to a Member under this Section 3.03(b) shall not be taken into account in determining a Member's Average Annual Compensation.

                           (c) Notwithstanding Sections 3.03(a) and 3.03(b), the maximum number of Years of Service that may be credited to a Member under the Plan shall be twenty (20)."

         6. Section 4.01 of the Plan is hereby amended in its entirety to read as follows:

                  "4.01    Retirement Benefits.

                           (a) A Member who (i) terminates employment with the Employer for any reason other than death or Disability either on or after his Normal Retirement Date, or (ii) who is involuntarily terminated by the Employer at any time after being credited with fifteen (15) or more Years of Service, shall be entitled to a receive a SERP Benefit hereunder. Such SERP Benefit shall be payable monthly, commencing as of the first day of the first calendar month coincident with or next following the later of (I) the Member's termination of employment or (II) the Member's Normal Retirement Date, and continuing for the remainder of the Member's lifetime or shall be payable in such other form specified in Section 4.01(c) hereof, as the Committee, in its sole discretion, may designate. The monthly SERP Benefit shall be equal to one-twelfth (1/12) of:

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                                    (1)      Two and one-half percent (2.5%) of
                  the Member's Average Annual Compensation multiplied by the Member's total Years of Service (not to exceed twenty (20) years), including any Years of Service deemed to be credited pursuant to Section 3.03(b) hereof; less

                                    (2)      the annual amount of the Member's
                  vested interest in his accrued benefits (attributable to Employer contributions) under the Qualified Plans, expressed in the form of a straight-life annuity calculated as commencing on the first day of the first calendar month coincident with or next following the Member's termination of employment with the Employer, regardless of whether any benefits payable pursuant to such Qualified Plans commence being paid to the Member at the time of his termination of employment with the Employer; and further reduced by

                                    (3)      the annual amount, of the Member's
                  vested interest in his accrued benefits attributable to Employer contributions under (A) the York International Corporation Non-Qualified Retirement Plan for Designated Non-Resident Executives, (B) any plan specified in a Member's Membership Agreement, or (C) any predecessor or successor plan to those described in (A) or (B).

                  Unless the Committee determines otherwise, the benefit calculated under clause (1) above shall not be actuarially adjusted to reflect benefit commencement after the Member's attainment of age sixty-two (62). The benefit calculated under clauses (2) and (3) above shall be actuarially adjusted to reflect benefit commencement before or after the normal retirement date as defined in the applicable plans, if and to the extent so provided by such plans.

                           (b) A Member whose employment with the Employer has terminated voluntarily or a Member who was terminated involuntarily with less than fifteen (15) Years of Service prior to his Normal Retirement Date for any reason other than death or Disability, shall not be entitled to any SERP Benefit hereunder. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that such Member is entitled to a SERP Benefit hereunder provided that the Member has completed at least ten (10) Years of Service with the Employer and has completed at least three (3) Years of Service (or such other minimum period of service or Plan membership as may be determined by the Committee and as set forth in a Member's Membership Agreement) with the Employer subsequent to June 30, 1992, excluding in each case any Years of Service deemed to be credited to the Member pursuant to Section 3.03 hereof. Any such SERP Benefit shall be payable to the Member commencing as of his Normal Retirement Date or such earlier date as the Committee may determine in its sole discretion (in which case the SERP Benefit shall be actuarially adjusted (based on the Actuarial Assumptions to reflect a commencement date prior to the Member's Normal

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                  Retirement Date), subject to the provisions of Sections 3.02 and 4.05 hereof. The amount of such SERP Benefit shall be calculated pursuant to Section 4.01(a) hereof and shall be based upon the Member's actual Years of Service and Average Annual Compensation as of the date of the Member's termination of employment.

                           (c) The Committee, in its sole discretion, may designate that any benefits payable hereunder to a Member be paid in one of the following forms which shall be actuarially equivalent (based on the Actuarial Assumptions) to the SERP Benefit calculated pursuant to Section 4.01(a) hereof as calculated:

                                    (1)      As a straight-life annuity over the
                  Member's life with a ten (10) year period certain;

                                    (2)      As a joint and survivor annuity
                  having a fifty percent (50%) survivorship benefit payable to any designated Beneficiary;

                                    (3)      As a joint and survivor annuity
                  having a one hundred percent (100%) survivorship benefit payable to any designated Beneficiary; or

                                    (4)      In such other form as the Committee
                  may provide from time to time."

         7. Sections 4.02 and 4.03 of the Plan are each amended by striking the phrase "ten (10) Years of Service with the Employer" each place it appears therein and replacing it with the phrase "five (5) Years of Service with the Employer."

         8. A new Section 4.06 is hereby added to the Plan to read as follows:

                  "4.06 Vesting Upon a Change in Control. Notwithstanding anything in the Plan to the contrary, but remaining subject to
                  Section 4.05, upon a Change in Control each Member shall be deemed vested in his SERP Benefit, without regard to any Years of Service requirement. Such SERP Benefit will be payable at the time and in the manner described in the applicable Section."

         9. Article VI of the Plan is hereby amended in its entirety to read as follows:

                           "The Committee will administer a claims procedure as
                  follows:

                           6.01 Initial Claim. A Member or Beneficiary who believes himself entitled to benefits under the Plan (the 'Claimant'), or the Claimant's authorized representative acting on behalf of such Claimant, may make a claim for those benefits by submitting a written notification of his claim of right to such benefits. This notification must be on the form and in accordance with the procedures

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                  established by the Committee. No benefit will be paid under the Plan until a proper claim for benefits has been submitted.

                           6.02 Procedure for Review. The Committee will establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants.

                           6.03     General Claim Procedures.

                           (a) The procedure described below applies to claims for benefits other than disability benefit claims under
                  Section 4.02. If a claim is wholly or partially denied, the Committee will notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 180 days from receipt of the claim. The extension notice will indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. A benefit denial notice will be written in a manner calculated to be understood by the Claimant and will set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based,
                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a legal action under ERISA following an adverse benefit determination on review.

                           (b) Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his representative will have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Claimant or his representative will also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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                           (c)      Decision on Appeal. The Committee will
                  notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant's request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal. If the Committee determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. An adverse benefit decision on appeal will be written in a manner calculated to be understood by the Claimant and will set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based,
                  (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant's claim and (iv) a statement of the Claimant's right to bring a legal action under ERISA.

                  6.04 Disability Claim Procedures.

                           (a) Disability Benefit Claim Denial Procedure. If a claim for a disability retirement benefit under Section
                  4.02 is denied, the Corporation's Director of Compensation and Benefits (the "Claims Fiduciary") shall notify the Claimant, in accordance with Department of Labor Regulation Section 2560.503-1(g), of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Claims Fiduciary both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If prior to the end of the first 30-day extension period, the Claims Fiduciary determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Claims Fiduciary notifies the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension, the notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues and the fact that the Claimant will be allowed at least 45 days within which to provide the specified information.

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                           (b)      Disability Benefit Appeal Procedure. Any
                  Claimant whose claim for a disability retirement benefit is denied, may, within 180 days after the Claimant's receipt of notice of the denial, request a review of the denial by notice given, in writing to the Claims Fiduciary. Such review shall:
                  (i) not afford deference to the initial adverse benefit determination; (ii) provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the initial adverse determination, without regard to whether the advice was relied upon in making the initial determination; and (iii) shall be conducted by the Committee (the "Appeal Fiduciary"). In deciding an appeal that is based in whole or in part on a medical judgment, the Appeal Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the initial adverse determination and is not the subordinate of any such individual."

         10. A new Section 7.13 is hereby added to the Plan to read as follows:

                  "7.13    Actuarial Equivalents. Whenever the determination of
                  actuarial equivalence is required by the Plan or an amount is to be actuarially adjusted, such determination or adjustment shall be made using the Actuarial Assumptions."

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                  IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this ____ day of May, 2003.

WITNESS/ATTEST                              YORK INTERNATIONAL CORPORATION

____________________________________       By: ________________________________

Print Name _________________________       Print Name: ________________________

                                           Title: _____________________________


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